Exhibit 4.8

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE LAW.

WARRANT TO PURCHASE STOCK

Company:	908 DEVICES INC. (“Company”)
Number of Shares:	35,771
Type/Series of Stock:	Series E Preferred
Warrant Price:	$6.29 per share
Issue Date:	August 29, 2019
Expiration Date:	August 29, 2029

Credit Facility:	This Warrant to Purchase Stock (“Warrant”) is issued in connection with that certain Loan and Security Agreement of even date herewith between Signature Bank and Company (the “Loan Agreement”).

THIS WARRANT CERTIFIES THAT Signature Bank (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated Type/Series of Stock (the “Class”) of Company at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant.

Section 1.           EXERCISE.

1.1              Method of Exercise. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by Company), or other form of payment acceptable to Company for the aggregate Warrant Price for the Shares being purchased.

1.2              Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, Company shall issue to Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A where:

X =       the number of Shares to be issued to Holder;

Y =       the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to Company in payment of the aggregate Warrant Price);

A = the fair market value (as determined pursuant to Section 1.3 below) of one Share; and B = the Warrant Price.

1.3              Fair Market Value. If Company’s common stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”) and the Class is common stock, the fair market value of a Share shall be the closing price or last sale price of a share of common stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to Company. If Company’s common stock is then traded in a Trading Market and the Class is a series of Company’s convertible preferred stock, the fair market value of a Share shall be the closing price or last sale price of a share of Company’s common stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to Company multiplied by the number of shares of Company’s common stock into which a Share is then convertible. If Company’s common stock is not traded in a Trading Market, Holder and Company shall agree upon the fair market value of a Share in their reasonable good faith judgment.

1.4              Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.5              Replacement of Warrant. On receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to Company or, in the case of mutilation, on surrender of this Warrant to Company for cancellation, Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6              Treatment of Warrant Upon Acquisition of Company.

(a)               For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of Company; (ii) any merger or consolidation of Company into or with another person or entity (other than a merger or consolidation effected exclusively to change Company’s domicile), or any other corporate reorganization, in which the stockholders of Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; (iii) any sale or other transfer by the stockholders of Company of shares representing at least a majority of Company’s then-total outstanding combined voting power; provided, that an “Acquisition” shall not include (i) the sale and issuance by the Company of its equity securities to one or more investors for cash in a transaction or series of related transactions the principal purpose of which is the bona fide equity financing of the Company or (ii) a transaction (or series of transactions) if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction.

(b)               In the event of an Acquisition in which the consideration to be received by Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), either (i) Holder shall exercise this Warrant pursuant to Section 1.1 and/or 1.2 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of such Acquisition or (ii) if Holder elects not to exercise the Warrant, this Warrant will expire immediately prior to the consummation of such Acquisition.

(c)               Company shall provide Holder with written notice of its request relating to the Cash/Public Acquisition (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Cash/Public Acquisition giving rise to such notice), which is to be delivered to Holder not less than seven (7) Business Days prior to the closing of the proposed Cash/Public Acquisition. In the event Company does not provide such notice, then if, immediately prior to the Cash/Public Acquisition, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and Company shall promptly notify Holder of the number of Shares (or such other securities) issued upon such exercise to Holder and Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as the date thereof.

(d)               Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, the Company (or the acquirer) shall be required to repurchase this Warrant from Holder for a cash purchase price equal to $450,000.

(e)               As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded on a nationally recognized securities exchange, interdealer quotation system or over-the-counter market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.

Section 2.      ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1              Stock Dividends, Splits, Etc. If Company declares or pays a dividend or distribution on the outstanding shares of the Class, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of property that Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2              Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3              Conversion of Preferred Stock. If the Class is a class and series of Company’s convertible preferred stock, in the event that all outstanding shares of the Class are converted, automatically or by action of holders thereof, into common stock pursuant to the provisions of Company’s Certificate of Incorporation, including, without limitation, in connection with an IPO (as defined below) then from and after the date on which all outstanding shares of the Class have been so converted, this Warrant shall be exercisable for such number of shares of common stock into which the Shares would have been converted had the Shares been outstanding on the date of such conversion, and the Warrant Price shall equal the Warrant Price in effect as of immediately prior to such conversion divided by the number of shares of common stock into which one Share would have been converted, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

2.4              Adjustments for Diluting Issuances. In the event of the issuance by Company after the Issue Date of securities at a price per share less than the Warrant Price, then the number of shares of common stock issuable upon conversion of the Shares shall be adjusted in accordance with those provisions of Company’s Certificate of Incorporation that would apply thereto as if Holder held the Shares as of any applicable record date for such adjustment.

2.5              No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.6              Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, Company, at Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based. Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.

Section 3.           REPRESENTATIONS AND COVENANTS OF COMPANY.

3.1              Representations and Warranties. Company represents and warrants to, and agrees with, Holder as follows:

(a)               The initial Warrant Price referenced on the first page of this Warrant is not greater than the price per share at which shares of the Class were last sold in a bona fide equity financing to Holder’s equity investors.

(b)               All Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class, common stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into common stock or such other securities.

(c)               Company’s capitalization table attached hereto as Schedule 1 is true and complete, in all material respects, as of the Issue Date.

3.2              Notice of Certain Events. If Company proposes at any time to:

(a)               declare any dividend or distribution upon the outstanding shares of the Class or common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b)               offer for subscription or sale pro rata to Holders of the outstanding shares of the Class any additional shares of any class or series of Company’s stock (other than pursuant to contractual pre-emptive rights) in connection with which Holder could purchase such additional shares if this Warrant were exercised;

(c)               effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class;

(d)               effect an Acquisition or to liquidate, dissolve or wind up; or

(e)               effect an initial, underwritten public offering and sale of its common stock pursuant to an effective registration statement under the Act (“IPO”); then, in connection with each such event, Company shall give Holder:

(1)               in the case of the matters referred to in (a) and (b) above, at least five (5) Business Days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any;

(2)               in the case of the matters referred to in (c) and (d) above, at least five (5) Business Days prior written notice of the date when the same will take place (and specifying the date on which Holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event); and

(3)               with respect to the IPO, at least five (5) Business Days prior written notice of the date on which Company proposes to file its registration statement in connection therewith.

Reference is made to Section 1.6(c) whereby this Warrant will be deemed to be exercised pursuant to Section 1.2 hereof if Company does not give written notice to Holder of a Cash/Public Acquisition as required by the terms hereof. Company shall also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements

3.3              Registration Rights. The Shares, or the common stock into which the Shares are convertible, shall at the option of Holder be “Registrable Securities”, and Holder shall have the rights of a “Holder” or “Investor”, under the Company’s Fourth Amended and Restated Registration Rights Agreement dated April 12, 2019, as amended and/or restated and in effect from time to time, among Company and its stockholders named therein (the “Registration Rights Agreement”).

3.4              Information Rights. At any time after termination of the Loan Agreement, but so long as the Holder holds this Warrant and/or any of the Shares Company shall deliver to the Holder (a) within one hundred eighty (180) days after the end of each fiscal year of Company, the annual audited financial statements of Company and (b) within thirty (30) days after the beginning of each fiscal year, Company’s quarterly, unaudited financial statements, provided, that Holder agrees to treat and hold all such information in accordance with Section 13.8 of the Loan Agreement, regardless of the termination of such Loan Agreement.

Section 4.      REPRESENTATIONS, WARRANTIES OF HOLDER.

Holder represents and warrants to Company as follows:

4.1              Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2              Disclosure of Information. Holder is aware of Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3              Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4              Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5              The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

4.6              Company Equity Agreements. If Holder exercises this Warrant (other than in connection with an Acquisition or an IPO), upon the request of Company, Holder will promptly execute a joinder to the Company’s Fourth Amended and Restated Stockholders Agreement dated April 12, 2019 among the Company and the other parties named therein (as amended and in effect from time to time, the “Stockholder Agreement”) and to the Registration Rights Agreement.

4.7              Restrictions. Holder agrees that the Shares shall be bound by and subject to the Market Standoff provision set forth in Section 12 of the Company’s Fourth Amended and Restated Registration Rights Agreement dated April 12, 2019, as amended and/or restated and in effect from time to time.

4.8              No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.

Section 5.      MISCELLANEOUS.

5.1              Term and Automatic Conversion Upon Expiration.

(a)               Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Eastern Time, on the Expiration Date and shall be void thereafter.

(b)               Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.

5.2              Legends. The Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER TO SIGNATURE BANK DATED AS OF AUGUST 29, 2019, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LAW.

5.3              Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except as authorized herein and in compliance with applicable federal and state securities laws by the transferor and the transferee. Signature Bank may transfer this Warrant to its parent, subsidiaries or other affiliate, and such parent, subsidiaries or other affiliate may make subsequent assignments to its parent, Subsidiaries and other affiliates. Company shall not require Holder to provide an opinion of counsel if the transfer is to any parent, subsidiary or other affiliate of Holder, provided that any such transferee is an “Accredited Investor” as defined in Regulation D promulgated under the Act, or if there is no material question as to the availability of Rule 144 promulgated under the Act. Any Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable directly or indirectly, upon conversion of the Shares, if any) to any non-affiliated transferee, provided Holder will give Company notice of the portion of the Warrant being transferred and Holder will surrender this Warrant to Company for reissuance to the non-affiliated transferee(s). By acceptance of the Warrant, any subsequent non-affiliated transferee shall agree in writing with Company to be bound by all of the terms and conditions of this Warrant.

5.4              Notices. All notices shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, in any case at such address as may have been furnished to Company or Holder, as the case may be, in writing by Company or such Holder from time to time in accordance with the provisions of this Section 5.4. All notices to Holder shall be addressed as follows until Company receives notice of a change of address in connection with a transfer or otherwise:

SIGNATURE BANK
Signature Bank - Venture Banking Group
565 Fifth Avenue, 8th Floor
New York, New York 10017
Attn: Legal Department
Fax: (646) 758-8188
Email: legal@signatureny.com

Notice to Company shall be addressed as follows until Holder receives notice of a change in address:

908 DEVICES INC.
645 Summer Street
Boston, MA 02110
Attn: Joseph H. Griffith IV, Chief Financial Officer
Email: jgriffith@908devices.com

With a copy to (which shall not constitute notice):

GOODWIN PROCTER LLP
110 Northern Avenue
Boston, MA 02210
Attn: Mark Macenka
Email: mmacenka@goodwinlaw.com

5.5              Amendment. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.6              Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.7              Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.8              Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

5.9              Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.10            Business Days. “Business Day” is any day that is not a Saturday, Sunday or a day on which Signature Bank is closed.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

908 DEVICES INC.

By:

Name:
(Print)

Title:

“HOLDER”

SIGNATURE BANK

By:

Name:
(Print)

Title:

APPENDIX 1

NOTICE OF EXERCISE

1.        The undersigned Holder hereby exercises its right to purchase ___________ shares of the [Common Stock/Series ______________ Preferred Stock] [circle one] of 908 DEVICES INC. (“Company”) in accordance with the attached Warrant To Purchase Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

☐        check in the amount of $________ payable to order of Company enclosed herewith

☐       Wire transfer of immediately available funds to Company’s account

☐       Cashless Exercise pursuant to Section 1.2 of the Warrant

☐       Other [Describe] ____________________________________

2.       Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3.       By its execution below and for the benefit of Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Stock as of the date hereof.

HOLDER:

By:

Name:

Title:

Date:

SCHEDULE 1

COMPANY CAPITALIZATION TABLE

See Attached

908 Devices Capitalization Table As of July 31, 2019

	Common	Option Pool	% Common	Series A Shares	Series A Warrant	Series B Shares	Series B Warrant	Series C Shares	Series C Warrant	Series D Shares	Series D Warrant	% Pfd OS	Series E Shares	Series E Warrant	% Pfd OS	# shares OS	% OS	# shares FD	% FD
ARCH Venture Fund VII, L.P.				4,763,149		1,596,906		1,090,120		1,083,098		5.6%	293,818		40.2%	8,827,091	27.9%	8,827,091	23.87%
Razor’s Edge Ventures				1,750,000		586,710		400,514		328,299		1.7%	96,979		14.7%	3,162,502	10.0%	3,162,502	8.55%
UTEC				1,250,000		419,078		286,082				0.0%			10.1%	1,955,160	6.2%	1,955,160	5.29%
Kevin Knopp	2,057,377	380,000	19.01%	102,629		34,408				7,153		10.7%	-		0.7%	2,201,567	7.0%	2,581,567	6.98%
Kevin Hrusovsky	94,000	203,686	2.32%	165,000		277,416						0.5%			2.3%	536,416	1.7%	740,102	2.00%
Schlumberger						1,110,494		190,340		185,521		1.0%	52,640		7.0%	1,538,995	4.9%	1,538,995	4.16%
Doug Kahn						55,524						0.0%			0.3%	55,524	0.2%	55,524	0.15%
Jay Flatley						111,049						0.0%			0.6%	111,049	0.4%	111,049	0.30%
Steven Reeves						55,524						0.0%			0.3%	55,524	0.2%	55,524	0.15%
Dayroosh Vakh						111,049						0.0%			0.6%	111,049	0.4%	111,049	0.30%
J. Michael Ramsey	1,263,122	75,000	10.44%													1,263,122	4.0%	1,338,122	3.62%
Roswitha S. Ramsey	1,263,121		9.85%													1,263,121	4.0%	1,263,121	3.42%
Christopher Brown	1,789,023	300,000	16.30%							7,153			-			1,796,176	5.7%	2,096,176	5.67%
Michael J. Jobin	226,510	85,000	2.43%													226,510	0.7%	311,510	0.84%
Steven P. Araiza	226,510	70,000	2.31%													226,510	0.7%	296,510	0.80%
Andrew J. Bartfay-Szabo	226,510	120,000	2.70%													226,510	0.7%	346,510	0.94%
David R. Walt	27,500		0.21%	250,000		83,816		61,930				0.1%	15,899		2.1%	439,145	1.4%	439,145	1.19%
David Cruikshank	20,000		0.16%													20,000	0.1%	20,000	0.05%
Christopher Petty	227,877		1.78%													227,877	0.7%	227,877	0.62%
Scott Miller	75,000	100,000	1.37%													75,000	0.2%	175,000	0.47%
ORNL License	120,000		0.94%													120,000	0.4%	120,000	0.32%
UNC License	180,000		1.40%													180,000	0.6%	180,000	0.49%
David Goodman	3,000		0.02%													3,000	0.0%	3,000	0.01%
Eric Hold	5,625		0.04%													5,625	0.0%	5,625	0.02%
Hendrick Melo	2,500		0.02%													2,500	0.0%	2,500	0.01%
Peter Sullivan	61,904		0.48%													61,904	0.2%	61,904	0.17%
Edward Driggers	6,000		0.05%													6,000	0.0%	6,000	0.02%
John Ranson	4,375		0.03%													4,375	0.0%	4,375	0.01%
Robert Walton	6,562		0.05%													6,562	0.0%	6,562	0.02%
Brendan Powers	14,375		0.11%													14,375	0.0%	14,375	0.04%
Alan Marshall	8,000		0.06%													8,000	0.0%	8,000	0.02%
Patrick Farrell	2,656		0.02%													2,656	0.0%	2,656	0.01%
Bill Moran	4,708		0.04%													4,708	0.0%	4,708	0.01%
Evgeny Krylov	17,031		0.13%													17,031	0.1%	17,031	0.05%
Michael Goodwin	15,000		0.12%													15,000	0.0%	15,000	0.04%
Bojan Juric	2,395		0.02%													2,395	0.0%	2,395	0.01%
James Roush	2,083		0.02%													2,083	0.0%	2,083	0.01%
Dayana Argoti	1,416		0.01%													1,416	0.0%	1,416	0.00%
Tina Stacey	3,812		0.03%													3,812	0.0%	3,812	0.01%
Stephanie Cuevas	989		0.01%													989	0.0%	989	0.00%
Krystyna Godbout	2,125		0.02%													2,125	0.0%	2,125	0.01%
Kevin Schultze	9,583		0.07%													9,583	0.0%	9,583	0.03%
Saudi Aramco Energy Ventures LLC								1,159,420		809,847		4.2%	74,448		6.4%	2,043,715	6.5%	2,043,715	5.53%
Martin Madaus GST Trust								144,928				0.0%	31,796		0.9%	176,724	0.6%	176,724	0.48%
Casdin Capital								144,927		24,811		0.1%	3,552		0.8%	173,290	0.5%	173,290	0.47%
Woburn Abbey Trust								144,927				0.0%			0.8%	144,927	0.5%	144,927	0.39%
Exora Investments LLC								115,894				0.0%			0.6%	115,894	0.4%	115,894	0.31%
Cormorant										887,294		4.6%	-		0.0%	887,294	2.8%	887,294	2.40%
Tao Capital										925,835		4.8%	35,001		0.2%	960,836	3.0%	960,836	2.60%
Joseph H. Griffith	149,010	205,000	2.76%					28,986				0.8%			0.2%	177,996	0.6%	382,996	1.04%
Northpond Ventures										-		0.0%	1,589,826		8.2%	1,589,826	5.0%	1,589,826	4.30%
Sands Capital										-		0.0%	476,948		2.5%	476,948	1.5%	476,948	1.29%
Nicolas Barthelemy										-		0.0%	31,796		0.2%	31,796	0.1%	31,796	0.09%
In-Q-Tel Warrant (***)					210,000		163,242									-	0.0%	373,242	1.01%
SVB Warrant							45,000		20,000							-	0.0%	65,000	0.18%
Hercules Warrant											79,856					-	0.0%	79,856	0.22%
Signature Bank Warrant														35,771		-	0.0%	35,771	0.10%
PEI Investment, Inc. Warrant (Landlord)											70,983		79,491			79,491	0.3%	150,474	0.41%
Option Pool - Available		1,072,958	8.37%													-	0.0%	1,072,958	2.90%
Option Pool - Granted		2,088,409	16.29%													-	0.0%	2,088,409	5.65%
Total	8,119,699	4,700,053	100.0%	8,280,778	210,000	4,441,974	208,242	3,768,068	20,000	4,259,011	150,839	34.1%	2,782,194	35,771	99.6%	31,651,724	100.0%	36,976,629	100.00%